Exhibit 23(h)(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                               Dated: May 1, 2001

                                    EXHIBIT A
                                       to
                        ADMINISTRATIVE SERVICES AGREEMENT

     This Agreement shall apply to Classes of the Funds identified below:

                                    Investment A            Trust
Fund                                   Shares              Shares

Money Market Fund                         X                  X
U.S. Treasury Money Market Fund           X                  X
Ohio Municipal Money Market Fund          X                  X
Florida Tax-Free Money Fund               X                  X
Growth Fund                               X                  X
Income Equity Fund                        X                  X
Mortgage Securities Fund                  X                  X
Ohio Tax-Free Fund                        X                  X
Michigan Tax-Free Fund                    X                  X
Fixed Income Securities Fund              X                  X
Intermediate Government Income Fund       X                  X
Short/Intermediate Fixed Income Securities Fund              N/A  X
Dividend Capture Fund                     X                  X
International Equity Fund                 X                  X
Mid Corp America Fund                     X                  X
New Economy Fund                          X                  X
Rotating Index Fund                       X                  X


THE HUNTINGTON NATIONAL
BANK                                THE HUNTINGTON FUNDS

By:  /s/ B. R. Bateman              By:  /s/ Timothy D. Barto
Name:  B. R. Bateman                Name:  Timothy D. Barto
Title:  Senior Vice President       Title:  Vice President